Exhibit 5.1

January 24, 2025	Our Ref: MRC/BLUI/A6519-H26578

Ascentage Pharma Group International 亞盛醫藥集團 c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008, Cayman Islands

Dear Sir or Madam

Ascentage Pharma Group International 亞盛醫藥集團

We have acted as Cayman Islands legal advisers to Ascentage Pharma Group International 亞盛醫藥集團 (the "Company") in connection with the Registration Statement (as defined in Schedule 1), to be filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to 27,790,972 ordinary shares of the Company of a par value of US$0.0001 each (the “Ordinary Shares”) reserved for issuance under the Plans (as defined in Schedule 1). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.  Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the examinations and assumptions stated herein and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").

2.	The authorised share capital of the Company is US$50,000 consisting of 500,000,000 shares of a nominal or par value of US$0.0001 each.

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3.	The issue and allotment of the Ordinary Shares pursuant to the Plans (as defined in Schedule 1) have been duly authorised. When allotted, issued and fully paid for as contemplated in the Plans and in accordance with the Resolutions and when appropriate entries have been made in the register of members of the Company, the Ordinary Shares to be issued by the Company will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Walkers (HONG KONG)

WALKERS (HONG KONG)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 17 November 2017, the Second Amended and Restated Memorandum and Articles of Association as adopted on 19 May 2022 (the "Memorandum and Articles"), the Register of Members and Register of Directors of the Company dated 24 January 2025, in each case, copies of which have been provided to us by the Company's registered office in the Cayman Islands (together the "Company Records").

2.	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry's online database, searched on 23 January 2025.

3.	The Register of Writs and other Originating Process of the Grand Court kept at the Clerk of Court's Office, George Town, Grand Cayman (the "Court Register"), as at 9.00 a.m. Cayman Islands time on 23 January 2025 (the "Search Time").

4.	A copy of a Certificate of Good Standing dated 17 January 2025 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

5.	Copies of executed written resolutions of the directors of the Company dated 6 July 2018, 13 July 2018, 28 September 2019, 2 February 2021 and 23 June 2022, and written resolutions of the shareholders of the Company dated 6 July 2018, 13 July 2018 and 28 September 2019 (collectively, the "Resolutions").

6.	The Company's registration statement on Form S-8 (the "Registration Statement").

7.	Copies of the following documents of the Company (the "Plans"):

(a)	the rules of the Pre-IPO Share Option Scheme as adopted by the Company pursuant to the written resolutions of the directors of the Company dated 13 July 2018 (as amended on 15 July 2019);

(b)	the rules of the Post-IPO Share Option Scheme as adopted by the Company pursuant to the written resolutions of the directors and shareholders of the Company dated 28 September 2019;

(c)	the Rules of Ascentage Pharma Group International Restricted Share Unit Scheme dated 6 July 2018;

(d)	the Rules of Ascentage Pharma Group International Restricted Share Unit Scheme 2021 dated 2 February 2021; and

(e)	the Rules of Ascentage Pharma Group International Restricted Share Unit Scheme 2022 dated 23 June 2022.

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Schedule 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the documents are genuine and are those of a person or persons given power to execute the documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Memorandum and Articles reviewed by us are the memorandum and articles of association of the Company that are in effect on the date hereof.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.	The Registration Statement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

5.	There are no records of the Company (other than the Company Records), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein.

6.	The Resolutions have been duly executed (and where by a corporate entity such execution has been duly authorised if so required) by or on behalf of each shareholder or director of the Company, as the case may be, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

7.	The Resolutions and any power of attorney given by the Company to execute any documents remain in full force and effect and have not been revoked or varied.

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Schedule 3

QUALIFICATIONS

1.	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) of the Cayman Islands on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

2.	We express no opinion upon any provisions in the Memorandum and Articles or any document which contains a reference to any law or statute that is not a Cayman Islands law or statute.